Exhibit 12

                    MSW ENERGY HOLDINGS LLC AND SUBSIDIARIES

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES
                                   (Unaudited)

                             (dollars in thousands)

                                                                              For the Year    From Inception
                                                                             Ended December (June 30, 2003) to
                                                                                31, 2004     December 31, 2003
                                                                             --------------  -----------------
EARNINGS:
   Pre-tax income from continuing operations
     before adjustment for minority interest
     in consolidated subsidiary                                                 $    65,199      $    (10,992)

   Less earnings attributable to Ref-Fuel
     Holdings prior to consolidation                                                  6,545                  -
                                                                             --------------  -----------------

                                                                                $    58,654      $    (10,992)



   Add (deduct):
       Fixed charges                                                                 52,765             10,054
       Distributed earnings of Ref-Fuel
         Holdings prior to consolidation                                             31,374             13,720
                                                                             --------------  -----------------

   Earnings, as adjusted                                                        $   142,793      $      12,782
                                                                             ==============  =================

FIXED CHARGES:
   Interest expense                                                             $    52,765      $      10,054
                                                                             --------------  -----------------
   Fixed charges                                                                $    52,765      $      10,054
                                                                             ==============  =================

RATIO OF EARNINGS TO FIXED CHARGES:                                                    2.71 x             1.27 x
                                                                             ==============  =================

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